SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2006, Chelsea Therapeutics International, Ltd. signed a letter of intent to enter into an asset purchase agreement with Synergia Pharma to acquire all intellectual property rights belonging to Synergia for L-Threo DOPS (Droxidopa). The consideration to be paid will consist of 15,000 shares of Chelsea common stock and $25,000 in cash upon execution of a definitive agreement, with an additional total of up to $2,975,000 in cash payable upon achievement of development and sales milestones. If an asset purchase agreement is not negotiated, executed by Synergia and received by Chelsea on or before June 30, 2006, there will be no further obligation on either party to negotiate an agreement. Chelsea also has the right to terminate negotiations on the agreement for any reason at any time, upon payment to Synergia of a termination fee of $25,000. A copy of the press release announcing the letter of intent is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The agreement itself will be filed with Chelsea’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.

Effective May 5, 2006, Chelsea also entered into a Development and Commercialization Agreement with Active Biotech AB to co-develop and commercialize the I-3D portfolio of orally active, Dihydroorotate dehydrogenase inhibiting compounds for the treatment of autoimmune diseases and transplant rejection. Under the terms of the agreement, a joint development committee with equal representation from both Chelsea and Active Biotech will oversee the clinical development of the I-3D portfolio. Chelsea gets exclusive North and South American rights, with Active Biotech retaining rights for remaining global markets. Chelsea will pay Active Biotech consideration including $1,000,000 in cash within five business days of executing the agreement for initial co-development expenses, and an additional total of up to $15,500,000 if certain development and sales milestones are achieved. Chelsea and Active Biotech will share development costs and also pay each other sublicensing income and royalty payments on sales in their respective markets. The term of the Development and Commercialization Agreement begins on May 5, 2006 and will continue on a country-by-country basis until the later of (a) the last to expire of Active Biotech patent rights, Chelsea patent rights and joint patents rights of Chelsea and Active Biotech in a country, and (b) 15 years from the first commercial sale of a product in such country. Either Chelsea or Active Biotech can terminate the agreement prior to the expiration of the royalty term due to a material breach of a material obligation of the agreement by the other with a 60-day cure period. In all other cases, Chelsea or Active Biotech can terminate the agreement upon six months’ notice to the other. A copy of the press release announcing the Development and Commercialization Agreement is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The agreement itself will be filed with Chelsea’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006.

Item 8.01. Other Events.

Chelsea issued a press release on May 8, 2006 announcing the Droxidopa letter of intent. A copy of the press release is attached as Exhibit 99.1. Chelsea also issued two press releases on May 9, 2006. The first press release announces the Active Biotech Development and Commercialization Agreement and is attached hereto as Exhibit 99.2. The second press release updates Chelsea’s product pipeline status and clinical development priorities and is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated May 8, 2006 announcing the Droxidopa letter of intent.

99.2	Press release dated May 9, 2006 announcing Active Biotech Development and Commercialization Agreement.

99.3	Press release dated May 9, 2006 updating Chelsea’s product pipeline status and clinical development priorities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: May 9, 2006	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer